UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

BREEZE HOLDINGS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39718	85-1849315
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

955 W. John Carpenter Freeway, Suite 100-929

Irving, TX 75039

(Address of principal executive offices)

(619) 500-7747

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BREZ	The NASDAQ Stock Market LLC
Rights exchangeable into one-twentieth of one share of common stock	BREZR	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per whole share	BREZW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Business Combination Agreement

On January 26, 2022, Breeze Holdings Acquisition Corp., a Delaware corporation (“Breeze”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Combination Agreement”), by and among Breeze, D-Orbit S.p.A, an Italian Società per azioni (“D-Orbit”), D-Orbit S.A., a newly-formed joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg (“Holdco”), Lift-Off Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Seraphim Space (Manager) LLP, a UK limited liability partnership. Upon consummation of the transactions contemplated by the Combination Agreement (the “Business Combination”), Holdco would become the Nasdaq-listed parent company of both Breeze and D-Orbit, with the former Breeze stockholders (including the sponsor) owning pro forma approximately 11% and former D-Orbit shareholders owning approximately 84% of the Holdco Shares outstanding immediately after closing, assuming no redemptions.

The Combination Agreement and the Business Combination have been approved by the boards of directors of each of Breeze, D-Orbit and Holdco.

The Business Combination

The Combination Agreement provides that, on the terms and subject to the conditions contained therein, (i) each of the D-Orbit shareholders will enter into a Contribution and Exchange Agreement with D-Orbit and Holdco (each an “Exchange Agreement”), pursuant to which each such shareholder will agree to contribute all of their shares of D-Orbit (“D-Orbit Shares”) to Holdco, resulting in D-Orbit becoming a subsidiary of Holdco, in exchange for a number of ordinary shares of Holdco (“Holdco Shares”) equal to (x) the number of D-Orbit Shares contributed by such shareholder times (y) the Exchange Ratio (as defined below; such exchange, the “Exchange,” and the effective time of the Exchange, the “Exchange Effective Time”), and (ii) following the consummation of the Exchange, Merger Sub will merge with and into Breeze, with Breeze becoming a wholly-owned subsidiary of Holdco (the “Merger”), and each share of common stock, par value $0.0001 per share, of Breeze (“Breeze Common Stock”) will be converted into one Holdco Share.

The Business Combination is expected to close in the second or third quarter of 2022, subject to customary closing conditions, including the receipt of certain governmental approvals and the required approval by Breeze’s stockholders and the contribution by the D-Orbit shareholders of the D-Orbit Shares.

Business Combination Consideration

In accordance with the terms and subject to the conditions of the Combination Agreement,

●	Each issued and outstanding D-Orbit Share contributed to Holdco pursuant to the applicable Exchange Agreement will entitle the contributing D-Orbit shareholder to receive a number of Holdco Shares equal to the quotient of (x) $1.2 billion divided by (y) the number of D-Orbit Shares outstanding immediately before the Exchange Effective Time, assuming the exercise of all vested options to acquire D-Orbit Shares then outstanding, divided by (z) $10 (the “Exchange Ratio”);

●	Each share of Breeze Common Stock issued and outstanding immediately prior to the time the Merger becomes effective (the “Merger Effective Time”) (other than shares held in treasury by Breeze, which will be cancelled for no consideration) will be converted into one Holdco Share;

●	Each outstanding right to acquire 1/20th of a share of Breeze Common Stock (a “Breeze Right”) will be converted into the right to receive 1/20th of a Holdco Share;

●	Each outstanding warrant to acquire shares of Breeze Common Stock (a “Breeze Warrant”) will be assumed by Holdco and converted into a warrant to acquire an equal number of Holdco Shares at an exercise price of $11.50 per share, subject to adjustment as described in the Breeze Warrant, at any time commencing 30 days after the Closing Date until five years after the Closing Date;

●	Each outstanding vested and unvested D-Orbit option is anticipated to be converted into the right to receive an option issued by Holdco for a number of Holdco Shares equal (x) to the number of D-Orbit Shares subject to such D-Orbit option immediately prior to the Exchange Effective Time multiplied by (y) the Exchange Ratio;

●	Each outstanding D-Orbit warrant is anticipated to be either exercised or converted into cash or warrants to acquire Holdco Shares prior to the Merger Effective Time or otherwise will remain in effect under its existing terms; and

●	Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, par value $0.01 per share, of the surviving corporation of the Merger.

Governance

Immediately after the closing of the Business Combination, Holdco’s board of directors will consist of seven directors. Three of the anticipated directors are Luca Rossettini, Ph.D., the Chief Executive Officer of D-Orbit, and A. Ché Bolden, the President and CEO, and Renee Wynn, Senior Advisor, of The Charles F. Bolden Group, a consortium of leaders with space and aerospace experience, with which Breeze and D-Orbit are partnering. The remaining directors will be identified by D-Orbit. D-Orbit, Holdco’s operating subsidiary, will continue to be managed by its existing management team.

Representations and Warranties; Covenants

The Combination Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type. In addition, Holdco has agreed to adopt an equity incentive plan and an employee stock purchase plan as described in the Combination Agreement.

Conditions to Each Party’s Obligations

The obligation of each of Breeze, D-Orbit, Holdco and Merger Sub to consummate the Business Combination is subject to the fulfillment (or waiver) of certain closing conditions, including, but not limited to, (i) the approval of Breeze’s stockholders, (ii) the Contribution Agreement being signed by D-Orbit shareholders that beneficially own at least 90% of the D-Orbit Shares immediately prior to the Exchange Effective Time; (iii) the approval of Holdco’s board and Seraphim, as the sole stockholder of Holdco prior to the Closing, (iv) obtaining certain Italian governmental approvals, (v) the Registration Statement becoming effective, and the approval by Nasdaq of Holdco’s listing application for certain of the Holdco Shares, and (vi) delivery of independent auditor reports relating to the issuance of Holdco Shares pursuant to the Exchange and the Merger.

In addition, the obligation of Breeze to consummate the Business Combination is subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of D-Orbit, Holdco and Merger Sub being true and correct to the standards applicable to such representations and warranties and each of the covenants of D-Orbit, Holdco, and Merger Sub having been performed or complied with in all material respects, and (ii) no Material Adverse Effect (as defined in the Combination Agreement) having occurred.

The obligation of D-Orbit to consummate the Business Combination is also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of Breeze being true and correct to the standards applicable to such representations and warranties and each of the covenants of Breeze having been performed or complied with in all material respects, (ii) the Minimum Cash Amount (as defined in the Combination Agreement) equaling no less than $94,000,000, (iii) Breeze’s total net tangible assets being no less than $5,000,001 and (iv) receipt of the resignation and release letters of all officers and directors of Breeze.

Termination

The Combination Agreement may be terminated under certain customary and limited circumstances prior to the closing of the Business Combination, including, but not limited to, (i) by mutual written consent of Breeze and D-Orbit, (ii) subject to certain limited exceptions, by either Breeze or D-Orbit if the Business Combination is not consummated by the eight month anniversary of the signing date, (iii) by either Breeze or D-Orbit if any of the required stockholder approvals are not obtained at the Breeze stockholders meeting, (iv) by Breeze upon a material breach of the representations and warranties of D-Orbit, Holdco or Merger Sub or if D-Orbit, Holdco or Merger Sub fails to perform certain covenants or agreements set forth in the Combination Agreement, in each case, subject to certain conditions, and (v) by D-Orbit if there is a material breach of the representations and warranties of Breeze or if Breeze fails to perform certain covenants or agreements set forth in the Combination Agreement, in each case, subject to certain conditions.

If the Combination Agreement is validly terminated, none of the parties thereto will have any liability or any further obligation under the Combination Agreement other than customary confidentiality obligations, except in the case of knowing and intentional breach. Under certain circumstances, if, prior to the Breeze stockholders meeting Breeze or D-Orbit terminates the Combination Agreement due to a knowing and intentional breach by the other, the terminating party will be entitled to receive from the party that breached a termination fee of $10 million, in the case of a breach by D-Orbit, or $3 million, in the case of a breach by Breeze.

Copies of the Combination Agreement and the forms of the Exchange Agreements are filed with this Current Report on Form 8-K as Exhibits 2.1, 2.2, and 2.3 respectively, and are incorporated herein by reference, and the foregoing descriptions of the Combination Agreement and the Exchange Agreements are qualified in their entirety by reference thereto.

The Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Combination Agreement are also modified or qualified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Breeze does not believe that these schedules contain information that is material to an investment decision.

Stockholder Support Agreements

Concurrently with the execution of the Combination Agreement, Breeze, Breeze Sponsor, LLC and certain other holders of Breeze Common Stock and Breeze Warrants entered into a SPAC Stockholder Support Agreement (the “Breeze Stockholder Support Agreement”), pursuant to which such holders agreed, among other things, (i) to vote at any meeting of the stockholders of Breeze all of its shares of Breeze Common Stock held of record or thereafter acquired in favor of the proposals required to effect the Business Combination, (ii) be bound by certain other covenants and agreements related to the Business Combination and (iii) be bound by certain transfer restrictions with respect to such securities, prior to the closing of the Business Combination, in each case, on the terms and subject to the conditions set forth in the Breeze Stockholder Support Agreement.

The foregoing description of the Breeze Stockholder Support Agreement is subject to and qualified in its entirety by reference to the full text of the Breeze Stockholder Support Agreement, a copy of which is included as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Concurrently with the execution of the Combination Agreement, D-Orbit, Holdco and certain D-Orbit shareholders entered into a Company Stockholder Support Agreement providing that, among other things, the D-Orbit shareholders party thereto will contribute their D-Orbit Shares to Holdco in the Exchange pursuant to an Exchange Agreement.

Registration Rights and Lock-Up Agreements

Breeze, Holdco and certain holders of Breeze Common Stock and D-Orbit Shares will enter into registration rights and lock-up agreements (the “Shareholder Registration Rights and Lock-Up Agreement”), pursuant to which, among other things, Holdco will grant to such shareholders certain customary registration rights with respect to the Holdco Shares they receive in the Business Combination, and certain shareholders of Breeze will agree to be subject to post-closing lock-ups with respect to such Holdco Shares. The Exchange Agreement to be entered into by the Existing Company Shareholders (as defined in the Combination Agreement) also includes a post-closing lockup with respect to the Holdco Shares to be issued to such Existing Company Shareholders, which will extend from the Effective Time until the earlier of (i) one year after the Effective Time or (ii) such date on which Holdco completes a transaction that results in all Holdco stockholders having the right to exchange their Holdco Shares for cash, securities or other property. The lock-ups include certain exceptions for permitted transfers to allow (x) each shareholder subject to the lock-up to transfer up to ten percent (10%) of such shareholder’s Holdco Shares after 180 days, subject to certain conditions relating to trading price; (y) each Existing Company Shareholder to transfer a number of Holdco Shares equal to the number of Holdco Shares such Existing Company Shareholder subscribes for pursuant to a subscription agreement with Holdco (up to an aggregate limit of 4,800,000 Holdco Shares for all participating Existing Company Shareholders); and (z) each of the two founders of D-Orbit to transfer up to 250,000 of such founder’s Holdco Shares.

The foregoing description of the Shareholder Registration Rights and Lock-Up Agreement is subject to and qualified in its entirety by reference to the full text of the form of Shareholder Registration Rights and Lock-Up Agreement, a copy of which is filed as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

The Converted Company Shareholders (as defined in the Combination Agreement) will enter into the Investor Registration Rights Agreement described under “Ancillary Financings (Private Placements)” below.

Ancillary Financings (Private Placements)

Convertible Debenture Financing

Prior to execution of the Combination Agreement, on January 26, 2022, Breeze, Holdco and D-Orbit entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an entity managed by ATW Partners, LLC (the “Debenture Investor”), pursuant to which the Debenture Investor agreed to purchase, and Holdco agreed to issue and sell to the Debenture Investor, on the Closing Date an aggregate principal amount of $30,000,000 of Holdco’s Original Issue Discount Convertible Debentures (the “Debentures”) due four years from their date of issuance (the “Debenture Financing”) with net proceeds of $29,126,214 (which is net of an original issuance discount). The Debentures will have an interest rate of 2.75% over the prime rate established by the Wall Street Journal. Subject to certain beneficial ownership limitations, the Debentures will be convertible, in whole or in part at the election of the holder, into Holdco Shares at a conversion price of $12.00 per share (the “Conversion Price”). Prior to the maturity date of the Debentures, Holdco may prepay all or any portion of the Debentures, upon sixty (60) business days’ written notice, for 110% of the total outstanding balance of the Debentures being redeemed. Holdco may force conversion of all or any portion of the Debentures after the later of (i) the Effective Date (as defined in the Securities Purchase Agreement) and (ii) the first anniversary of the Closing Date, subject to the Debenture Investor’s prior right to convert its Debenture, if the trading price of the Holdco Shares exceeds 130% of the Conversion Price during 20 out of the preceding 30 trading days (the “Measurement Period”) and the 30-day average daily trading volume ending on, and including, the last trading day of such 30-trading day period exceeds $2,000,000. In the event of a prepayment or forced conversion of the Debentures, Holdco will be obligated to issue additional Debenture Investor Warrants (defined below) exercisable at 130% of the Conversion Price for 25% of the principal amount of the Debentures being prepaid (in the event of a prepayment) or subject to conversion (in the event of a forced conversion), divided by the Conversion Price. Holdco may at its election pay any interest payments on the Debentures in the form of Holdco Shares pursuant to and in accordance with the terms of the Debentures.

Pursuant to the Securities Purchase Agreement, Holdco also agreed to issue, immediately following the Closing and for no additional consideration, warrants to purchase 2,400,000 Holdco Shares (the “Debenture Investor Warrants”) to the Debenture Investor and callable warrants (the “Callable Warrants”) to an affiliate of the Debenture Investor (the “Callable Warrant Holder”) to acquire up to 12,000,000 Holdco Shares (the “Callable Shares”). Subject to certain beneficial ownership limitations, the Warrants will be initially exercisable after the issuance date at an exercise price equal to $12.50 per Holdco Share, subject to adjustments as provided under the terms of the Warrants. The Warrants will terminate seven and one-half years after the initial exercise date. The Warrants will also include anti-dilution protection on the price and the number of shares issuable with respect to future equity offerings by Holdco. The Warrants will also include customary cashless exercise or net exercise provisions, which may be exercised if the underlying Holdco Shares are not subject to an effective registration statement at the time of exercise.

The Callable Warrants will be callable by Holdco after the Effective Date if, on a call date, (i) the simple average of the volume weighted average price per Holdco Share for each of five consecutive trading days prior to such call date exceeds $5.00 and (ii) the average trading volume for the three-trading day period prior to such call date exceeds 50,000 Holdco Shares. Each call notice will be for an amount of Callable Shares equal to the lesser of 10,000,000 Callable Shares and 15% of the daily trading volume of the Holdco Shares and subject to certain beneficial ownership limitations. The call exercise price for Holdco shall be an amount equal to 95% of the volume weighted average price of the Holdco Shares for the two-day period following the call notice. The Callable Warrants may be exercised by the Callable Warrant Holder after the issuance date at an exercise price equal to $30.00 per Callable Share. The Callable Warrants will terminate three years after the Closing Date unless earlier terminated by Holdco after providing five trading days’ advance notice to the Callable Warrant Holder. The Callable Warrants will not include cashless exercise or net exercise provisions.

In addition, Holdco also agreed with the Debenture Investor that until the earlier of (i) the date the Debentures are no longer outstanding and (ii) the later of the three year anniversary of entering into the Securities Purchase Agreement and the date that less than fifty percent (50%) of the principal amount of the Debentures is outstanding, Holdco will not effect or enter into an agreement to effect a transaction (a “Variable Rate Transaction”) in which Holdco, Breeze or D-Orbit:

●	issues or sells any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the Holdco’s Shares at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of D-Orbit or the market for Holdco’s common stock; or

●	enters into any agreement (including, without limitation, an “equity line of credit”) whereby Holdco may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights); provided that the Callable Warrant and any instrument with a floor price of $20 per Holdco Share or higher will not be deemed to be a Variable Rate Transaction.

The Securities Purchase Agreement and all rights and obligations of the parties thereunder will terminate without any further liability on the part of any party in respect thereof upon the earlier to occur of: (a) the mutual written agreement of each of the parties thereto to terminate the Securities Purchase Agreement; (b) termination of the Combination Agreement in accordance with its terms; or (c) the twelve month anniversary of the date of the Securities Purchase Agreement.

Holdco has also agreed with the Debenture Investor that, subject to certain exceptions, if Holdco issues equity securities within the four years following the Closing Date, the Debenture Investor will be entitled to purchase in the aggregate 2.5% of the securities on substantially the same terms, conditions and price provided for in the proposed issuance of securities.

Holdco paid the Debenture Investor a commitment fee of $35,000 prior to execution of the Securities Purchase Agreement. At the Closing, Holdco will be obligated to reimburse the Debenture Investor for the documented reasonable legal fees incurred by it, not to exceed $250,000.

Pursuant to a Registration Rights Agreement (the “Investor Registration Rights Agreement”) to be entered into with the Debenture Investor, the Converted Company Shareholders and the PIPE Investors (as defined below), Holdco will file a registration statement with the SEC to register the resale of the Holdco Shares underlying the Debentures, Debenture Investor Warrants and Callable Warrants and the Holdco Shares held by the PIPE Investors, and Holdco will use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, subject to certain terms and conditions as described in the Investor Registration Rights Agreement.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties to the Securities Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Securities Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, Holdco. Accordingly, the Securities Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding D-Orbit and Holdco. Breeze stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Holdco, D-Orbit or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Securities Purchase Agreement and the forms of the Debenture, Warrant, Callable Warrant and Investor Registration Rights Agreement are filed as Exhibits 10.3, 4.1, 4.2, 4.3 and 10.4, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

The closing of the Debenture Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination.

PIPE Financing

In advance of entering into the Combination Agreement, D-Orbit and Holdco entered into Subscription Agreements (the “Subscription Agreements”) with certain D-Orbit shareholders (collectively, the “PIPE Investors”), pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and Holdco agreed to issue and sell to the PIPE Investors, 550,000 newly issued Holdco Shares for gross proceeds of approximately $5.5 million (the “PIPE Financing”).

Each Subscription Agreement provides that it will terminate upon the earlier to occur of (i) termination of the Combination Agreement in accordance with its terms and (ii) the mutual written agreement of each of the parties thereto to terminate the Subscription Agreement. The Holdco Shares received by the PIPE Investors will be included in the Holdco Shares registered for resale pursuant to the Investor Registration Rights Agreement.

The form of the Subscription Agreements is filed as Exhibit 10.5 to this Current Report on Form 8-K. The foregoing summary of the terms of the Subscription Agreements is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

The closings of the PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination.

D-Orbit Bond Financing

Prior to entering into the Combination Agreement, D-Orbit entered into Convertible Bond Subscription Agreements with certain investors (the “Convertible Bondholders”) pursuant to which the Convertible Bondholders purchased Convertible Bonds from D-Orbit in exchange for approximately $59 million (€51.5 million). The Convertible Bonds will convert into D-Orbit Shares immediately prior to the Exchange, at which time the Convertible Bondholders will become the Converted Company Shareholders. The Converted Company Shareholders will receive Holdco Shares in exchange for their D-Orbit Shares pursuant to the Exchange along with the Existing Company Shareholders. The Holdco Shares received by the Converted Company Shareholders will be included in the Holdco Shares registered for resale pursuant to the Investor Registration Rights Agreement.

Amended and Restated Breeze Rights Agreement

In connection with the Combination Agreement, on January 26, 2022 Breeze and Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agent”), entered into an Amended and Restated Rights Agreement (the “A&R Rights Agreement”) to amend and restate the Rights Agreement dated as of November 23, 2020 pursuant to which the Breeze Rights were issued and are outstanding. The A&R Rights Agreement amends the original Rights Agreement to clarify, among other things, that, upon consummation of an initial Business Combination (as defined in Breeze’s Amended and Restated Certificate of Incorporation) in which Breeze is not the surviving corporation, each holder of Breeze Rights will be entitled to receive the same per share consideration a holder of Breeze Common Stock will receive in such transaction for the number of full shares of Breeze Common Stock subject to such right holder’s Breeze Rights. The A&R Rights Agreement is filed as Exhibit 4.4 to this Current Report on Form 8-K. The foregoing summary of the terms of the A&R Rights Agreement is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The Debentures, the Warrants, the Callable Warrants and the Holdco Shares issuable upon exercise of the Warrants and the Callable Warrants issued in connection with the Debenture Financing were offered and will be sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and/or Rule 506 promulgated under the Securities Act as sales to accredited or sophisticated investors, and in reliance on similar exemptions under applicable state laws.

Item 7.01. Regulation FD Disclosure.

On January 27, 2022, Breeze and D-Orbit issued a joint press release announcing their entry into the Combination Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that Breeze and D-Orbit have prepared for use in connection with the announcement of the Business Combination.

Furnished as Exhibit 99.3 hereto and incorporated into this Item 7.01 by reference is the script for the joint investor conference call for D-Orbit and Breeze investors to be held on January 27, 2022 in connection with the announcement of the Business Combination.

Furnished as Exhibit 99.4 hereto and incorporated into this Item 7.01 by reference is a summary of the Business Combination that D-Orbit and Breeze have prepared for use in connection with the announcement of the Business Combination.

The foregoing (including Exhibits 99.1, 99.2, 99.3, and 99.4) is being furnished pursuant to Item 7.01 of Form 8-K and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Additional Information and Where to Find It

This Current Report relates to a proposed business combination transaction among Breeze, D-Orbit and Holdco pursuant to which Holdco would become the parent company of Breeze and D-Orbit. In connection with the proposed transaction, Holdco intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4 that will include a proxy statement of Breeze and that also will constitute a prospectus of Holdco with respect to the ordinary shares of Holdco to be issued in the proposed transaction (the “proxy statement/prospectus”). The definitive proxy statement/prospectus (if and when available) will be delivered to Breeze’s and D-Orbit’s stockholders. Each of Holdco and Breeze may also file other relevant documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF BREEZE AND D-ORBIT ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the proxy statement/prospectus (if and when available) and other documents that are filed or will be filed with the SEC by Breeze or Holdco through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Breeze or Holdco will be available free of charge at Breeze Holdings Acquisition Corp., 955 W. John Carpenter Fwy., Suite 100-929, Irving, TX 75039, attention: J. Douglas Ramsey.

Participants in the Solicitation

Breeze and its directors and executive officers are participants in the solicitation of proxies from the stockholders of Breeze in respect of the proposed transaction. Information about Breeze’s directors and executive officers and their ownership of Breeze Common Stock is set forth in Breeze’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. You may obtain free copies of these documents as described in the preceding paragraph.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements, including, among other things, statements regarding the anticipated benefits of the proposed transaction, the combined company becoming a publicly listed company, the anticipated impact of the proposed transaction on the combined companies’ business and future financial and operating results, the anticipated timing of closing of the proposed transaction, the anticipated growth of the space economy, the success and customer acceptance of D-Orbit’s product and service offerings, and other aspects of D-Orbit’s operations or operating results. Words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectations or intent regarding the combined company’s financial results, operations, and other matters are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause future events to differ materially from the forward-looking statements in this report, including but not limited to: (i) the ability to complete the proposed transaction within the time frame anticipated or at all; (ii) the failure to realize the anticipated benefits of the proposed transaction or those benefits taking longer than anticipated to be realized; (iii) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of Breeze’s securities; (iv) the risk that the transaction may not be completed by Breeze’s business combination deadline and the potential failure to obtain further extensions of the business combination deadline if sought by Breeze; (v) the failure to satisfy the conditions to the consummation of the transaction, including the approval of the Combination Agreement by the stockholders of Breeze, the consummation of the Exchange by the D-Orbit stockholders, the satisfaction of the minimum cash amount following redemptions by the public stockholders of Breeze and the receipt of any governmental and regulatory approvals; (vi) the lack of a third party valuation in determining whether or not to pursue the proposed transaction; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Combination Agreement; (viii) the impact of COVID-19 on D-Orbit’s business and/or the ability of the parties to complete the proposed transaction; (ix) the effect of the announcement or pendency of the transaction on D-Orbit’s business relationships, performance, and business generally; (x) risks that the proposed transaction disrupts current plans and operations of D-Orbit and potential difficulties in D-Orbit employee retention as a result of the proposed transaction; (xi) the outcome of any legal proceedings that may be instituted against D-Orbit or Breeze related to the Combination Agreement or the proposed transaction; (xii) the ability to obtain and maintain the listing of Holdco’s securities and the ability to maintain the listing of Breeze’s securities, in each case on the Nasdaq Stock Market; (xiii) potential volatility in the price of Breeze’s and Holdco’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which D-Orbit operates, variations in performance across competitors, changes in laws and regulations affecting D-Orbit’s business and changes in the combined company’s capital structure; (xiv) the ability to implement business plans, identify and realize additional opportunities and achieve forecasts and other expectations after the completion of the proposed transaction; (xv) the risk of downturns and the possibility of rapid change in the highly competitive industry in which D-Orbit operates; (xvi) the inability of D-Orbit and its current and future collaborators to successfully develop and commercialize D-Orbit’s services in the expected time frame or at all; (xvii) the risk that the post-combination company may never achieve or sustain profitability; (xviii) Holdco’s potential need to raise additional capital to execute its business plan, which capital may not be available on acceptable terms or at all; (xix) the risk that the post-combination company experiences difficulties in managing its growth and expanding operations; (xx) the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations; (xxi) the risk that orders that have been placed by customers for launches with D-Orbit are cancelled or modified; (xxii) that the material weaknesses in D-Orbit’s internal control over financial reporting, if not corrected, could adversely affect the reliability of D-Orbit’s financial reporting; (xxiii) the risk of regulatory lawsuits or proceedings relating to D-Orbit’s services; (xxiv) the risk that D-Orbit is unable to secure or protect its intellectual property; and (xxv) the risk factors as set forth in the D-Orbit Investor Presentation, dated January 2022. The forward-looking statements contained in this report are also subject to additional risks, uncertainties, and factors, including those described in Breeze’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed or to be filed with the SEC by Breeze or Holdco from time to time. The forward-looking statements included in this report are made only as of the date hereof.

No Offer or Solicitation

This Current Report is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or to buy any securities or a solicitation of any vote or approval and is not a substitute for the proxy statement/prospectus or any other document that Holdco or Breeze may file with the SEC or send to Breeze’s or D-Orbit’s stockholders in connection with the proposed transaction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1†	Business Combination Agreement, dated as of January 26, 2022, by and among Breeze Holdings Acquisition Corp., D-Orbit S.p.A., D-Orbit S.A., Lift-Off Merger Sub, Inc. and Seraphim Space (Manager) LLP
2.2	Form of Contribution and Exchange Agreement to be entered into prior to the Closing among D-Orbit S.p.A., D-Orbit S.A. and the Contributors party thereto (incorporated by reference to Exhibit A-1 to the Business Combination Agreement filed as Exhibit 2.1 hereto).
2.3	Form of Converted Company Shareholder Contribution and Exchange Agreement to be entered into prior to the Closing among D-Orbit S.p.A., D-Orbit S.A. and the Converted Company Shareholders party thereto (incorporated by reference to Exhibit A-2 to the Business Combination Agreement filed as Exhibit 2.1 hereto).
4.1	Form of Original Issue Discount Convertible Debenture of D-Orbit S.A. (incorporated by reference to Exhibit A to the Securities Purchase Agreement filed as Exhibit 10.3 hereto).
4.2	Form of Ordinary Shares Purchase Warrant of D-Orbit S.A. (incorporated by reference to Exhibit C to the Securities Purchase Agreement filed as Exhibit 10.3 hereto).
4.3	Form of Callable Ordinary Shares Purchase Warrant of D-Orbit S.A. (incorporated by reference to Exhibit E to the Securities Purchase Agreement filed as Exhibit 10.3 hereto)
4.4	Amended and Restated Rights Agreement, dated as of January 26, 2022, between Breeze Holdings Acquisition Corp. and Continental Stock Transfer & Trust Company.
10.1	SPAC Stockholder Support Agreement, dated as of January 26, 2022, among D-Orbit S.p.A., D-Orbit S.A., Breeze Sponsor, LLC, Breeze Holdings Acquisition Corp. and the investors party thereto.
10.2	Form of Existing Company & SPAC Shareholders Registration Rights and Lock-Up Agreement among D-Orbit S.A., Breeze Holdings Acquisition Corp. and the holders party thereto (incorporated by reference to Exhibit B-1 to the Business Combination Agreement filed as Exhibit 2.1 hereto).
10.3†	Securities Purchase Agreement, dated as of January 26, 2022, among Breeze Holdings Acquisition Corp., D-Orbit S.p.A., D-Orbit S.A. and the purchasers party thereto.
10.4	Form of Registration Rights Agreement between D-Orbit S.A. and the holders party thereto (incorporated by reference to Exhibit B-2 to the Business Combination Agreement filed as Exhibit 2.1 hereto).
10.5	Form of Subscription Agreement dated as of January 26, 2022, among Breeze Holdings Acquisition Corp., D-Orbit S.A. and the investors party thereto.
99.1	Press Release dated January 27, 2022.
99.2	Investor Presentation dated January 2022.
99.3	Investor Conference Call Script dated January 27, 2022.
99.4	Summary Presentation dated January 27, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE HOLDINGS ACQUISITION CORP.

Date: January 27, 2022	By:	/s/ J. Douglas Ramsey
	Name:	J. Douglas Ramsey
	Title:	Chief Executive Officer and Chief Financial Officer